AGREEMENT RE: APRIL 2017 SITLA AUCTION

THIS AGREEMENT RE: APRIL 2017 SITLA AUCTION ("*Agreement*") is by and between Rockies Standard Oil Company LLC, a Delaware limited liability company (the "*RSOC*"), and Rolling Rock Resources, LLC, a Nevada limited liability company ("*ROLLING*") and effective as of April 18, 2017. RSOC and ROLLING may be referred to herein, each individually, as a "*Party*" and, collectively, as the "*Parties*."

WHEREAS, the Parties desire to set forth the terms and condition for joint acquisition of oil and gas leases at the State of Utah School and Institutional Trust Lands Administration ("*SITLA*") auction to take place in April 2017,

NOW, THEREFORE, the Parties hereby consent and agree as follows:

1. **Acquisition of SITLA Tracts.** RSOC shall use commercially reasonable efforts to bid upon the following lands via an EnergyNet.com hosted auction[1] on or about April 21, 2017 up to $20.00 per net acre:

   a. Leasing Unit No. 23, Uintah County, UT, T15S, R23E, SLB&M, Sec. 12: All. (640.00 net acres)
   b. Leasing Unit No. 24, Uintah County, UT, T15S, R23E, SLB&M, Sec. 13: All. (640.00 net acres)
   c. Leasing Unit No. 25, Uintah County, UT, T15S, R23E, SLB&M, Sec. 14: E2. (320.00 net acres)
   d. Leasing Unit No. 26, Uintah County, UT, T15S, R23E, SLB&M, Sec. 16: NE¼, NE¼NW¼, S½NW¼, S½. (600.00 net acres)
   e. Leasing Unit No. 27, Uintah County, UT, T15S, R23E, SLB&M, Sec. 21: All. (640.00 net acres)
   f. Leasing Unit No. 28, Uintah County, UT T15S, R23E, SLB&M, Sec. 22: SW¼. (160.00 net acres).
   g. Leasing Unit No. 29, Uintah County, UT T15S, R23E, SLB&M, Sec. 23: E½. (320.00 net acres).
   h. Leasing Unit No. 30, Uintah County, UT T15S, R23E, SLB&M, Sec. 24: All. (640.00 net acres).
   i. Leasing Unit No. 31, Uintah County, UT T15S, R23E, SLB&M, Sec. 25: All. (640.00 net acres).
   j. Leasing Unit No. 32, Uintah County, UT T15S, R23E, SLB&M, Sec. 27: SW¼NW¼. (40.00 net acres).
   k. Leasing Unit No. 33, Uintah County, UT T15S, R24E, SLB&M, Sec. 18: SE¼SW¼ and Sec. 19: Lots 1(39.92), 2(39.91), 3(39.91), 4(39.90), NE¼, E½W½, SE¼ [All]. (679.64 net acres).
   l. Leasing Unit No. 34, Grand County, UT T15.5S, R24E, SLB&M, Sec. 31: Lots 1(33.32), 2(33.25), 3(33.18), 4(27.12), 5(32.85), 6(32.93), NE¼SW¼, N½SE¼, SE¼SE¼ [Lots S½N½, W½SW¼]. (352.65 net acres). and
   m. Leasing Unit No. 35, Grand County, UT T16S, R24E, SLB&M, Sec. 6: Lot 1 [NE¼NE¼]. (40.44 net acres).

2. **Reimbursement of Costs**. After the auction, RSOC may submit to ROLLING an invoice for its costs incurred in the auction and purchasing leases on those tracts, including, without limitation, bonus payments, rentals, and fees. ROLLING shall with such invoice being due and payable within fifteen (15) days after receipt. Reimbursements shall be made within fifteen (15) days of receipt of an invoice from RSOC sufficiently evidencing the payment of such payments by RSOC. If ROLLING does not reimburse RSOC within fifteen (15) days of receipt of such an invoice from RSOC, interest shall begin to accrue at the lesser rate of (i) ten percent per annum, or (ii) the maximum lawful rate.

3. **Assignment of New Leases**. Provided that ROLLING has fully reimbursed all costs pursuant to Section 2 above, within ten (10) Business Days after receipt of any final and approved lease from SITLA on

[1] Auction listings currently found as auction UT-2017-Q2 at: https://www.energynet.com/govt_listing.pl

the tracts enumerated above, RSOC shall deliver to ROLLING an executed assignment (or assignments) in the form required by SITLA of an undivided seventy-five percent (75.0%) any and all such leases covering such tracts.

a. Such assignments shall be made without reservation of overriding royalty or any other burdens. ROLLING shall solely bear any and all costs of filing such assignment with SITLA or recording in the respective country real property records. In the event any of these new leases covers less than the full undivided mineral interest in the lands covered thereby, then the interest to be conveyed herein shall be proportionately reduced in direct proportion to that which the mineral interests actually covered under said lease(s).
b. The Parties shall use commercially reasonable efforts to draft, execute, and deliver to each other a joint operating agreement covering the new leases substantially similar to that attached to the PSA, provided that, without limitation, tax partnership provisions will not be required.

4. **Relationship to PSA.** The Parties stipulate and agree that this Agreement is completely independent of and unrelated to that certain Purchase and Sale Agreement dated effected March 1, 2017 by and between the Parties (the "***PSA***").

5. **Attorneys Fees.** The prevailing Party in any legal proceeding brought under or with relation to this Agreement shall be additionally entitled to recover court costs and reasonable attorneys' fees from the non-prevailing Party.

6. **Relationship of the Parties.** This Agreement is strictly contractual in nature and is not intended to create, and shall not be construed to create, an association for profit, a trust, an agency, a joint venture, a partnership or other relationship of partnership, or entity of any kind between the Parties, or otherwise to create any fiduciary duties between the Parties or authorize either Party to act as agent or principal for the other Party for any reason.

7. **Choice of Law and Venue.** Without regard to principles of conflicts of Law, this Agreement shall be construed and enforced in accordance with and governed by the Laws of the state of Utah, excluding any choice of law rules which may direct the application of the Laws of another jurisdiction. Each of the parties hereby:
   a. irrevocably submits to the exclusive jurisdiction of the federal courts located in Salt Lake City, Utah, and/or the state courts of Utah County, Utah, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement; and
   b. waives, and agrees not to assert in any such suit, action or proceeding, any claim that:
      i. it is not personally subject to the jurisdiction of such court or of any other court to which proceedings in such court may be appealed;
      ii. such suit, action or proceeding is brought in an inconvenient forum; or,
      iii. the venue of such suit, action or proceeding is improper.

8. **Entire Agreement.** This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and supersede all previous agreements or communications between the Parties, verbal or written, with respect to the subject matter hereof. Each Party agrees that no other Party (including its agents and Representatives) has made any representation, warranty, covenant or agreement to or with such Party relating to this Agreement or the transactions contemplated hereby, other than those expressly set forth in this Agreement.

9. **Further Assurances.** The Parties shall provide to each other such information with respect to the transactions contemplated hereby as may be reasonably requested and shall execute and deliver to each other such further documents and take such further action as may be reasonably requested by any Party to document, complete or give full effect to the terms and provisions of this Agreement and the transactions contemplated herein.

10. **Multiple Counterparts**. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto. A facsimile or email transmission of a scanned, executed counterpart of this Agreement shall be sufficient to bind a Party to the same extent as an original.

This Agreement may be executed by facsimile or counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Agreement has been duly executed on behalf of the parties hereto effective as of the date first written above.

RSOC:
ROCKIES STANDARD OIL COMPANY, LLC

By: **Petro Fuego, LLC,** as manager of Rockies Standard Oil Company, LLC

By: ______________________
Name: Kimball E. Hodges
Title: Manager of PetroFuego, LLC

ROLLING:
Rolling Rock Resources, LLC

By: ______________________
Name: MICHAEL CAETANO
Title: PRESIDENT.